Exhibit 99.1
Press Release
Micromet Announces Definitive Agreement for $25.0 Million Private Placement
Bethesda, MD — June 20, 2007 — Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced that it has entered into a definitive agreement with various institutional investors to raise $25.0 million in a private placement of its common stock. Under the terms of the financing, Micromet is expected to sell approximately 9.2 million shares of common stock and warrants to purchase approximately 4.6 million shares of common stock at a total purchase price of $2.7525 per unit. The warrants are exercisable at $3.09 per share at any time on or after the date that is 180 days after issuance (the “Initial Exercise Date”) and until the five-year anniversary of the Initial Exercise Date. RBC Capital Markets served as lead placement agent and C.E. Unterberg, Towbin served as the co-agent on the offering.
The net proceeds of the financing will be used for continued research and development of Micromet’s product candidates and operational expenses.
This news release is not an offer to sell or the solicitation of an offer to buy the securities discussed herein. These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. Micromet, Inc. has agreed to file a registration statement with respect to the shares on or before July 20, 2007. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.
About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT103/MEDI-538, which is the first product candidate based on Micromet’s novel BiTE® product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkin’s lymphoma. The BiTE product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, widely recognized as the most powerful ‘killer cells’ of the human immune system. Adecatumumab (MT201), a recombinant human monoclonal antibody which

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targets EpCAM expressing tumors, has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial evaluating the safety and tolerability of MT201 in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. Micromet has established collaborations with MedImmune, Inc. for MT103/MEDI-538 and Merck Serono for adecatumumab (MT201).
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the company’s clinical development activities; the observation of clinical activity of MT201 in metastatic breast cancer; the potential for such clinical activity to be confirmed in additional clinical trials; the potential for adecatumumab to offer a treatment option for patients with high EpCAM overexpression; Micromet’s and Merck Serono’s intention to continue the development of adecatumumab for the treatment of metastatic breast cancer in combination with docetaxel; the evaluation of other solid tumor settings for additional development opportunities; Micromet’s and Merck Serono’s intention to continue to explore the future development opportunities; and plans regarding regulatory filings. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that encouraging results from clinical trials may not be confirmed upon further analysis of the detailed results of a clinical trial and additional information relating to the safety, efficacy or tolerability of our product candidates may be discovered upon further analysis of the clinical trial data, the risk that we will not obtain approval to market our product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners, including Merck Serono, for further clinical trials, development and commercialization of product candidates, including MT201. You are urged to consider statements that include the words “ongoing”, “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “suggests”, “plans”, “anticipates”, “intends”, “continues”, “forecast”, “designed”, “goal”, or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in our periodic reports and other filings with the SEC.

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Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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For more information, please contact:
Company:
Chris Schnittker, SVP & CFO
240-752-1421
christopher.schnittker@micromet-inc.com
Investors:
Susan Noonan
212-966-3650
susan@sanoonan.com
Media:
Pat Garrison
917-322-2567
pgarrison@rxir.com